EXHIBIT 23.1









                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-38070, 33-38038, 33-38037, 33-46966, 33-77086 and 333-80209 on Form S-8 and
Registration Statement Nos. 33-89030 and 333-71287 on Form S-3 of The Chalone Wine Group, Ltd., of our report dated May 11, 2001 (June 15, 2001 as to the fourth paragraph of Note 8) appearing in the Annual Report on Form 10-K/A of The Chalone Wine Group, Ltd. for the year ended March 31, 2001.





September 13, 2001